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                                                                    Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Post-Effective Amendment No. 3 to Form S-1 (No. 333-64459) of our report dated February 15, 1999, relating to the consolidated financial statements of Pegaso Telecomunicaciones, S.A. de C.V., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers

Mexico City, Mexico
November 30, 1999